EXHIBIT 10.49

[November Revolver]

Execution Version

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT, dated as of March 28, 2013 (this “Amendment No. 1”), is by and among VORNADO REALTY L.P., a limited partnership organized and existing under the laws of the State of Delaware (“Borrower”), JPMORGAN CHASE BANK, N.A., as agent for the Banks defined below (in such capacity, together with its successors in such capacity, “Administrative Agent”), JPMORGAN CHASE BANK, N.A., in its individual capacity and not as Administrative Agent, and the other lenders signatory hereto (said lenders signatory hereto, each a “Bank” and collectively, the “Banks”).  Reference is made to that certain Revolving Credit Agreement, dated as of November 7, 2011, by and among the Borrower, the Banks referenced therein and the Administrative Agent (such agreement, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested that the Banks make certain amendments to the Credit Agreement, and the Banks are willing to make such changes as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  AMENDMENTS TO CREDIT Agreement.  As of the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

(i)         The definition of “Capitalization Value” set forth in Section 1.01 of the Credit Agreement is amended by deleting both references therein to the percentage “6.50%” (in approximately the sixth and fourteenth lines thereof) and substituting the percentage “6.0%” in place thereof.

(ii)        The definition of “Capitalization Value of Unencumbered Assets” set forth in Section 1.01 of the Credit Agreement is amended by deleting both references therein to the percentage “6.50%” (in approximately the seventh and thirteenth lines thereof) and substituting the percentage “6.0%” in place thereof.

(iii)       The definition of “Cash or Cash Equivalents” set forth in Section 1.01 of the Credit Agreement is amended by deleting the words “having a rating of at least AA or the equivalent” in clause (e) of such definition and substituting the words “having a rating of at least A or the equivalent” in place thereof.

(iv)       The definition of “Equity Value” set forth in Section 1.01 of the Credit Agreement is deleted in its entirety.

(v)        The definition of “Qualified Institution” set forth in Section 1.01 of the Credit Agreement is amended by inserting the word “reasonably” before the words “acceptable to the Administrative Agent” (in approximately the fourth line thereof).

(vi)       Section 8.01 of the Credit Agreement is deleted in its entirety and the following is substituted in place thereof:

“SECTION 8.01  [Reserved].”

(vii)      Paragraph (7) of Section 9.01 of the Credit Agreement is amended by inserting the following at the end of such paragraph (7) immediately after the words “Twenty Million Dollars ($20,000,000)”:

“and such event or condition is unremedied, or such tax, penalty or other liability is not reserved against or the payment thereof otherwise secured to the reasonable satisfaction of the Administrative Agent, for a period of forty-five (45) consecutive days after notice from the Administrative Agent;”

(viii)     Section 12.21 of the Credit Agreement is amended by restating the first sentence thereof to read as follows:

“From time to time, on not less than five (5) Banking Days’ notice, the Borrower may request proceeds of the Loans be used to refinance or acquire properties secured by certain secured mortgage Debt of the Borrower and/or its Subsidiaries, in which event, a portion of the Loans equal to the amount of the advances made hereunder in connection with such refinancing or acquisition, at the Borrower’s election, may be secured by an amended and restated mortgage on the property securing the mortgage Debt to be so refinanced or acquired (a “Refinancing Mortgage”) and evidenced by a mortgage note executed by Borrower and/or one or more Subsidiaries (provided that if Borrower shall not execute such mortgage note, the Borrower shall execute a guaranty of such mortgage note), as more particularly set forth in Section 2.09.”

(ix)       Schedule 2A to the Credit Agreement is amended by inserting the following new investment at the end of such Schedule 2A:

	State of Organization	Percentage of Ownership	Asset owned (other than VRLP units)

Vornado Investments Corporation	Delaware	100.00%	Shares in Capital Trust Inc. and Saks Inc.

(x)        Schedule 3 to the Credit Agreement is deleted in its entirety and Schedule 3 to this Amendment No. 1 is substituted in place thereof.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the Banks and Administrative Agent to enter into this Amendment No. 1, the Borrower represents and warrants to each Bank and Administrative Agent that the following statements are true, correct and complete:

(i)         The execution, delivery and performance by the Borrower of this Amendment No. 1 and the Credit Agreement as amended by this Amendment No. 1 (the “Amended Credit Agreement”, and together with this Amendment No. 1, collectively, the “Amendment Documents”) are within its partnership authority, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which Borrower or General Partner is a party or by which Borrower, General Partner or any of their respective assets may be bound or affected;

(ii)        The officers of General Partner executing this Amendment No. 1 on behalf of Borrower hereunder have been duly elected or appointed and were fully authorized to execute the same at the time the same was executed;

(iii)       The execution and delivery of, and the performance of the obligations required to be performed by Borrower under, this Amendment No. 1 and the other Amendment Document do not and will not (a) violate any provision of, or, except for those which have been made or obtained, require any filing (other than SEC disclosure filings), registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, except for such violations, or filings, registrations, consents and approvals which if not done or obtained would not likely cause a Material Adverse Change to occur, (b) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained or which if not obtained are not likely to cause a Material Adverse Change to occur, (c) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired which would likely cause a Material Adverse Change to occur, or (d) cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument which would likely cause a Material Adverse Change to occur; to the best of its knowledge, Borrower is in compliance with all Laws applicable to it and its properties where the failure to be in compliance would cause a Material Adverse Change to occur;

(iv)       Each of this Amendment No. 1 and the other Amendment Document is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, as well as general principles of equity;

(v)        This Amendment No. 1 has been duly executed and delivered by the Borrower;

(vi)       The representations and warranties of the Borrower contained in Article V of the Credit Agreement are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such dates (except in those cases where such representation or warranty expressly relates to an earlier date, in which case such representations and warranties were true and correct as of such date, and except for changes in factual circumstances permitted hereunder), provided that Section 5.20 of the Credit

Agreement is qualified insofar as the Borrower will be required to file this Amendment No. 1 in connection with its compliance with its periodic reporting obligations; and

(vii)      No Default or Event of Default has occurred and is continuing.

SECTION 3.  CONDITIONS TO EFFECTIVENESS

Except as set forth below, Section 1 of this Amendment No. 1 shall become effective only upon the satisfaction of the following conditions precedent (the “Amendment Effective Date”):

A.  The Borrower, the Administrative Agent, and the Required Banks under the Credit Agreement shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.

B.  The Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 12.04 of the Credit Agreement), incurred in connection with this Amendment No. 1.

C. Upon satisfaction of the foregoing conditions, the Administrative Agent shall deliver written notice to the Borrower and the Banks of the Amendment Effective Date.

SECTION 4.  MISCELLANEOUS

A.  Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)         On and after the effective date of this Amendment No. 1, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.  This Amendment No. 1 shall be deemed to be a “Loan Document” under the Credit Agreement.

(ii)        Except as specifically amended by this Amendment No. 1, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)       The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under the Credit Agreement or any of the other Loan Documents.

B.  Headings.  Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.

C.  Applicable Law.  THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

D.  Counterparts; Effectiveness.  This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Amendment No. 1 (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by the Borrower and the Required Banks.  Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

VORNADO REALTY L.P.,

a Delaware limited partnership

By:      Vornado Realty Trust,

            a Maryland real estate investment trust,

            general partner

By:      /s/ Alan Rice

Name: Alan Rice

Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Bank

By:      /s/ Brendan M. Poe

Name: Brendan M. Poe

Title: Executive Director

BANK OF AMERICA, N.A.

By:      /s/ Ronald Odlozil

Name: Ronald Odlozil

Title: Senior Vice President

BARCLAYS BANK PLC

By:      /s/ Ronnie Glenn

Name: Ronnie Glenn

Title: Vice President

CITIBANK, N.A.

By:      /s/ John C. Rowland

Name: John C. Rowland

Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:      /s/ George R. Reynolds

Name: George R. Reynolds

Title: Director

By:      /s/ James Rolison

Name: James Rolison

Title: Managing Director

GOLDMAN SACHS BANK USA

By:      /s/ Mark Walton

Name: Mark Walton

Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.

By:      /s/ Michael King

Name: Michael King

Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC

By:      /s/ L. Peter Yetman

Name: L. Peter Yetman

Title: Director

UBS AG, STAMFORD BRANCH

By:      /s/ Joselin Fernandes

Name: Joselin Fernandes

Title: Associate Director

By:      /s/ David Urban

Name: David Urban

Title: Associate Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:      /s/ D. Bryan Gregory

Name: D. Bryan Gregory

Title: Director

HSBC BANK USA, NATIONAL ASSOCIATION

By:      /s/ Barbara Isaacman

Name: Barbara Isaacman

Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:      /s/ Denise Smyth

Name: Denise Smyth

Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:      /s/ William Karl

Name: William Karl

Title: General Manager

THE BANK OF NEW YORK MELLON

By:      /s/ Carol Murray

Name: Carol Murray

Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By:      /s/ Dave Heller

Name: Dave Heller

Title: Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:      /s/ Mikhail Faybusovich

Name: Mikhail Faybusovich

Title: Director

By:      /s/ Tyler R. Smith

Name: Tyler R. Smith

Title: Associate

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:      /s/ Charles Stewart

Name: Charles Stewart

Title: Director

COMPASS BANK

By:      /s/ S. Kent Gorman

Name: S. Kent Gorman

Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY

By:      /s/ Roger E Searls

Name: Roger E Searls

Title: Senior Vice President

CAPITAL ONE, N.A.

By:      /s/ Marlene Schwartz

Name: Marlene Schwartz

Title: Senior Vice President

FIFTH THIRD BANK

By:      /s/ Casey Gehrig

Name: Casey Gehrig

Title: Vice President

SCHEDULE 3

General Partner - Debt

None